EXHIBIT 10.1
              MODIFICATION TO FIRST AMENDMENT TO LEASE AGREEMENT


     THIS MODIFICATION TO FIRST AMENDMENT TO LEASE AGREEMENT, made this 12th day of September, 1997, by and between LIBERTY LANDING ASSOCIATES, a Pennsylvania general partnership ("Landlord"), and PRESIDENT RIVERBOAT CASINO-PHILADELPHIA, INC., a Pennsylvania corporation, its designee or assignee ("Tenant").

                                 WITNESSETH:

     WHEREAS, Landlord and Tenant have entered into that certain First Amendment to Lease Agreement dated July 31, 1996 (the "First Amendment to Lease Agreement"); and

     WHEREAS, Landlord and Tenant desire to modify certain of the extension periods under the First Amendment to Lease Agreement.

     NOW, THEREFORE, in consideration of the sum of TEN AND 00/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. The recitals set forth above are incorporated herein by reference. All capitalized terms not defined herein shall have the meaning given to such terms in the First Amendment to Lease Agreement. The parties hereto acknowledge that under the terms of the First Modification to Option Agreement dated December 12, 1996, Optionee has previously extended the Term of the Option for the First Extension Period from January 1, 1997 through December 31, 1997.

2. Paragraph 2b and Paragraph 2e of the First Amendment to Lease Agreement are hereby modified and amended in the following manner:

     (i) the Second Preliminary Term Extension Period referenced in Paragraph 2b of the First Amendment to Lease Agreement is now to be for an initial period of nine (9) months commencing on January 1, 1998 and expiring on September 30, 1998. Additionally, the Second Preliminary Term Extension may thereafter be further extended by Tenant for the months of October, November and December, 1998, in accordance with the terms and conditions of the Second Modification to Option Agreement dated of even date herewith. Therefore, if extended by Tenant pursuant to the terms of the Second Modification to Option Agreement, the Second Preliminary Term Extension will expire on December 31, 1998.

     (ii) the Fifth Preliminary Term Extension referenced in Paragraph 2e of the Option Agreement is now to be for an initial period of six (6) months (from January 1, 2000 to June 30, 2000); provided, however, that the Fifth Preliminary Term Extension may thereafter be extended by Tenant for an additional six (6) month period commencing on July 1, 2000 and ending on
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December 31, 2000 in accordance with the terms and conditions of the Second
Modification to Option Agreement dated of even date herewith. Therefore, if extended by Tenant pursuant to the terms of the Second Modification to Option Agreement, the Fifth Preliminary Term Extension will expire on December 31, 2000.

3. Except as specifically set forth herein, the terms and conditions of the First Amendment to Lease Agreement shall remain in full force and effect.


     WITNESS the due execution hereof on the day and year first above written.



                                      LIBERTY LANDING ASSOCIATES

                                      Delaware Avenue Development
                                      Corporation, Partner

                                      By: /s/  Mark Mendelson
                                         -----------------------------------


                                      Delaware-Washington Corporation, Partner

                                      By: /s/  Thomas J. Kelly
                                         -----------------------------------


                                      PRESIDENT RIVERBOAT CASINO-
                                      PHILADELPHIA, INC.

                                      By: /s/  John S. Aylsworth
                                         -----------------------------------